EXHIBIT 10.1

THIS SECURITIES PLEDGE AGREEMENT (this “Agreement”) is dated October 20, 2014 and made between:

(1)	E-WORLD CANADA HOLDING, INC. (the “Purchaser”); and

(2)

GUO YIN (WYNN) XIE, an individual resident in the Province of Ontario, as agent on behalf of the Secured Creditors (as hereinafter defined) (together with his successors and assigns, and in such capacity, the “Agent”)

All capitalized terms used herein and not otherwise defined in this Securities Pledge Agreement (this “Agreement”), shall have the meaning ascribed to them in the Share Purchase Agreement the “SPA”), dated as of the date hereof, among the Purchaser, E-World USA Holding, Inc., the Agent (in such capacity as a Vendor, “Xie”), Jian Long (“Long”), Hong Shu Zhu (“Zhu”), 2434689 Ontario Inc. (“XieCo”), 2434694 Ontario Inc. (“LongCo”), 2434694 Ontario Inc. (“ZhuCo” and together with the Agent, Long, Zhu, XieCo and LongCo, are collectively referred to as the “Vendors”), Prime Nutrisource Inc. (“Prime”), Nugale Pharmaceutical, Inc. (“Nugale”) and Prime Nutrisource Inc. (New Jersey) (“Prime NJ”).

RECITALS:

(A)

The Purchaser has agreed to purchase (i) 3,637 Class A preferred shares in the capital of Prime from Xie; (ii) 96.363 common shares in the capital of Prime from XieCo; (iii) 28,777 Class A preferred shares in the capital of Nugale from Long; (iv) 28,777 Class A preferred shares in the capital of Nugale from Zhu; (v) 36.223 common shares in the capital of Nugale from LongCo, (vi) 6.223 common shares in the capital of Nugale from ZhuCo, and (vii) 100,000 shares of common stock of Prime NJ from Xie, all pursuant to the terms of the SPA (whether certificated or uncertificated, collectively, the “Pledged Securities”).

(B)	Pursuant to the SPA, the Purchase Price for the Pledged Shares is partially satisfied by the Promissory Note.

(C)

The Agent has been appointed by the Vendors, as agent for the Vendors pursuant to that certain Inter-Creditor Agreement, of even date herewith, by and among the Vendors. The Vendors, together with the Agent are collectively referred to herein as the “Secured Creditors”.

(D)	As a condition to the Vendors entering into the SPA, the Purchaser is required to execute and deliver this Agreement to the Agent.

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NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Purchaser and the Agent (for itself and on behalf of the Secured Creditors), the parties hereto agree as follows:

Article 1 - Security

1.1	Terms Incorporated by Reference

Terms defined in the Personal Property Security Act (Ontario) (as amended from time to time, the “PPSA”) and used in this Agreement have the same meanings. Any reference to the “STA” in this Agreement means the Securities Transfer Act, 2006 (Ontario), as amended from time to time. Where a reference is made to the Agent, it shall be deemed to include, as applicable, any nominee appointed by the Agent to hold or otherwise take possession of the Collateral.

1.2	Grant of Security

(a)

The Purchaser assigns, mortgages, charges, hypothecates and pledges to the Agent, for its own benefit as a Vendor and as agent for the rateable benefit of itself and the other Vendors, and grants to the Agent, for its own benefit as a Vendor and as agent for the rateable benefit of itself and the other Vendors, a security interest in, the following property and assets (collectively, the “Collateral”): (i) the Pledged Securities, (ii) all options, warrants and rights, whether as an addition to, in substitution of, or in exchange for, the Pledged Securities, (iii) all dividends, money, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, the Pledged Securities, (iv) all other rights and claims of the Purchaser in respect of, or in connection with, the foregoing, and (v) all proceeds in any form arising out of, or derived, directly or indirectly, from, any of the foregoing.

(b)

For greater certainty, the Collateral includes any substitutions or additions arising out of any consolidation, subdivision, reclassification, stock dividend or similar increase or decrease in, or alteration to, the capital of any issuer of the Pledged Securities.

1.3	Obligations Secured

(a)

The assignments, mortgages, charges, hypothecations, pledges and security interests granted hereby (the “Security Interest”) secure the payment and performance of all debts, liabilities and obligations (including interest that but for the filing of a petition in bankruptcy, would accrue on such debts, liabilities and obligations) of the Purchaser to the Agent and the Vendors pursuant to, or in connection with, the Promissory Note (collectively, and together with the expenses, costs and charges set out in Section 1.3(b), the “Obligations”).

(b)

All reasonable expenses, costs and charges incurred by or on behalf of the Agent and the Vendors in connection with this Agreement, the Security Interest or the realization of the Collateral including all reasonable legal fees, court costs, receiver’s or agent’s remuneration and other expenses of, or of taking or defending any action in connection with, taking possession of, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment of the Collateral or other lawful exercise of the powers conferred by the Promissory Note are to be added to and form a part of the Obligations. Notwithstanding the foregoing, each of the parties hereto shall pay its or his own fees, costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

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1.4	Attachment, Perfection and Control

(a)

The Purchaser acknowledges that (i) value has been given, (ii) it has rights in the Collateral, (iii) it has not agreed to postpone the time of attachment of the Security Interest, and (iv) it has received a duplicate original copy of this Agreement.

(b)

The Purchaser will deliver to the Agent, immediately upon receipt thereof, any and all certificates representing the Pledged Securities duly endorsed for transfer, and accompanied by a duly executed stock power of attorney or similar transfer form constituting an effective endorsement.

(c)

If the Purchaser becomes entitled to receive or receives any certificate (including, without limitation, any certificate representing a stock dividend or any certificate issued in connection with any reclassification, increase or reduction of capital or any reorganization), option, warrant or right (if in deliverable form) in respect of the Collateral, whether in addition to, in substitution for, as a conversion of, or in exchange for, any of the Collateral, the Purchaser will accept it as the agent of the Agent and hold the same in trust for the Agent and the Vendors in the form received, and will immediately deliver it to the Agent together with a duly executed stock power of attorney or transfer form constituting an effective endorsement, as applicable.

(d)

If and to the extent any of the Pledged Securities are or become uncertificated, the Purchaser will enter into and cause the issuer of such uncertificated securities to enter into such custodial, control or other similar agreements as the Agent reasonably requires in order to ensure that the Agent has control (as such term is used in the STA and the PPSA) of the uncertificated Pledged Securities.

(e)

At the election of the Agent and immediately upon written notice being provided by the Agent to the Purchaser, the Purchaser will take all action required to cause the Collateral consisting of (i) certificated securities to be transferred to and registered in the name of the Agent or its nominee on the records of the issuer thereof, and (ii) uncertificated securities to be registered in the name of the Agent or its nominee on the records of the issuer thereof. The Purchaser covenants that, at the time of any such transfer, subject to applicable law, it will provide all required consents and approvals and cause the issuer of the Pledged Securities to make appropriate notations on its securities register or issue such shares, as applicable.

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1.5	Care and Custody of Collateral

The Agent is not required to see to the collection of dividends on, or exercise any option or right in connection with, the Collateral. The Agent has no obligation to protect or preserve the Collateral from depreciating in value or becoming worthless and is hereby released from all responsibility for any loss or diminution of value. The Agent is bound to exercise in the physical keeping of the Collateral only the same degree of care as it would exercise with respect to its own investment property kept at the same place.

1.6	Absence of Fiduciary Relationship

No implied agreements, covenants or obligations on the part of the Agent or any of the Vendors with respect to the Purchaser or an issuer of any of the Collateral are to be read into this Agreement against the Agent or any of the Vendors. The Agent and the Vendors do not owe any fiduciary duty to the Purchaser, any issuer of the Collateral or any other Person.

1.7	Representations and Warranties of the Purchaser

The Purchaser represents and warrants that:

(a)	it is the registered, legal and beneficial owner of the Collateral;

(b)	the Collateral is free and clear of all liens, mortgages, charges and security interests whatsoever other than those created in favor of the Agent;

(c)

this Agreement creates a legal, valid and binding agreement of the Purchaser enforceable in accordance with its terms and the Security Interest in the Collateral is a perfected security interest for purposes of the PPSA;

(d)

no Person has any option, warrant, call, commitment, conversion, right of exchange or other agreement or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement to acquire any right or interest in the Collateral;

(e)	there are no restrictions on the voting rights associated with any of the Collateral and there are no restrictions on the right to transfer the Collateral; and

(f)	the Purchaser is not bound by nor is it a party to any unanimous shareholder agreement or declaration (as such terms are defined in the Business Corporations Act (Ontario)) relating to the Collateral.

All representations and warranties made by the Purchaser in this Agreement (a) are material, (b) have been relied on by the Agent and the Vendors, (c) will remain true and correct, and (d) will survive the execution and delivery and only for the term of this Agreement, any investigation made at any time by or on behalf of the Agent and the Vendors and any disposition or payment of the Obligations.

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1.8	Additional Covenants of the Purchaser

(a)

The Purchaser will not, without the prior written consent of the Agent, sell, transfer, exchange, release, abandon or otherwise dispose of, absolutely or by way of security, any of its right, title or interest in and to any of the Collateral.

(b)	The Purchaser will promptly deliver to the Agent copies of all notices or other communications received by it in respect of the Collateral.

(c)	The Purchaser shall ensure that at all times the Collateral represents 100% of the issued and outstanding shares, options and warrants in the capital of Nugale, Prime and Prime NJ.

(d)	The Purchaser shall not amend the articles or by-laws of Nugale, Prime or Prime NJ without the prior written consent of the Agent.

(e)

The Purchaser will not grant any security interest in its assets or, at any time, permit the filing of any financing statement against the assets of the Purchaser in any jurisdiction, or perfection by registration of any secured creditor over the assets of the Purchaser, unless prior to such grant, registration, or perfection, the Purchaser has provided the Agent with an agreement executed by such prospective secured creditor agreeing that the Agent may accept the Collateral in satisfaction of the Obligations, without any objection from such prospective secured creditor in the event that the Agent exercises its remedies pursuant to this Agreement.

1.9	Rights of the Purchaser

(a)

Until the Security Interest becomes enforceable, the Purchaser may vote the Pledged Securities, give consents, ratifications or waivers, exercise all rights of conversion or other similar rights with respect to the Collateral and receive all income, money, dividends or and/property relating to the Collateral. When the Security Interest becomes enforceable, all rights of the Purchaser to vote, make entitlement orders, give consents, ratifications or waivers, exercise other rights or receive dividends or other money or property will cease and all such rights will become vested solely and absolutely in the Agent, for and on behalf of the Vendors.

(b)

Any dividends or other distributions received by the Purchaser contrary to Section 1.9(a) are received by the Purchaser as trustee for the Agent and the Vendors will be immediately paid over to the Agent.

(c)

In order to permit the Agent to exercise the voting and other rights which it may be entitled to exercise hereunder and receive all dividends and other distributions, money and property which it may be entitled to receive, the Purchaser shall promptly execute and deliver (or cause to be executed and delivered) to the Agent all such proxies, dividend payment orders and other instruments as the Agent may from time to time request.

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Article 2 - Enforcement

2.1	Enforcement

The Security Interest shall be and become enforceable against the Purchaser if and when it fails to repay or perform any of the Obligations when due and payable or to be performed, as the case may be, or upon the occurrence and during the continuance of an Event of Default (as defined in the Promissory Note).

2.2	Remedies

Whenever the Security Interest becomes enforceable, the Agent may, at any time in its sole discretion:

(a)	realize upon or otherwise dispose of or contract to dispose of the Collateral by sale, transfer, delivery or otherwise;

(b)	obtain possession or control of any Collateral which it does not already hold or control, by any method permitted by law;

(c)	notify any parties obligated in respect of any Collateral to make payment thereof to the Agent or as it may direct;

(d)	file proofs of claim and other documents in order to have the claims of the Agent and the Vendors lodged in any bankruptcy, winding-up or other judicial proceeding relating to the Purchaser;

(e)

exchange any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of any issuer thereof, or upon the exercise by any issuer of any right, privilege or option pertaining to any of the Collateral, and in connection therewith, deposit and deliver or direct the sale or other disposition of any of the Collateral with any committee, depositary, securities intermediary, clearing house (whether CDS or otherwise), transfer agent, registrar or other designated agency upon such terms and conditions as it may determine; or

(f)

exercise and enforce all rights and remedies of a holder of the Collateral as if the Agent were the absolute owner thereof (including, if necessary, causing the Collateral to be registered in the name of the Agent if not already done), all without demand of performance or other demand, advertisement or notice of any kind to or upon the Purchaser.

Any remedy may be exercised separately or in combination and is in addition to, and not in substitution for, any other rights the Agent and the Vendors may have, however created. The Agent shall not be bound to exercise any right or remedy, and the exercise of rights and remedies is without prejudice to the rights of the Agent and the Vendors in respect of the Obligations including the right to claim for any deficiency.

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2.3	Standards of Sale

Without prejudice to the ability of the Agent to dispose of the Collateral in any manner which is commercially reasonable, the Purchaser acknowledges that in connection with the enforcement of the Security Interest by the Agent a disposition of Collateral by the Agent which takes place substantially in accordance with the following provisions shall be deemed to be commercially reasonable:

(a)	Collateral may be disposed of in whole or in part;

(b)	Collateral may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

(c)	any assignee of such Collateral may be the Agent, a Vendor or a customer or client of such Person;

(d)	any sale conducted by the Agent shall be at such time and place, on such notice and in accordance with such procedures as the Agent, in its sole discretion, may deem advantageous;

(e)

Collateral may be disposed of in any manner and on any terms necessary to avoid violation of applicable law or in order to obtain any required approval of the disposition (or of the resulting purchase) by any governmental or regulatory authority or official;

(f)	the Agent may establish an upset or reserve bid or price in respect of the Collateral; and

(g)	a disposition of Collateral may be on such terms and conditions as to credit or otherwise as the Agent, in its sole discretion, may deem advantageous.

In addition to the above, the Purchaser agrees that the Agent may accept the Collateral in satisfaction of the Obligations, and the Purchaser will not object to the same.

2.4	Dealing with the Collateral

(a)

The Agent and the Vendors are not obliged to exhaust their recourse against the Purchaser or any other Person or against any other security they may hold in respect of the Obligations before realizing upon or otherwise dealing with the Collateral in such manner as the Agent may consider desirable.

(b)

The Agent and the Vendors may grant extensions or other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Purchaser and with other Persons, sureties or security as they may see fit without prejudice to the Obligations, the liability of the Purchaser or the rights of the Agent and the Vendors in respect of the Collateral.

(c)

The Agent and the Vendors are not (i) liable or accountable for any failure to collect, realize or obtain payment in respect of the Collateral, (ii) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Collateral or for the purpose of preserving any rights of any Persons, (iii) responsible for any loss occasioned by any sale or other dealing with the Collateral or by the retention of or failure to sell or otherwise deal with the Collateral, or (iv) bound to protect the Collateral from depreciating in value or becoming worthless.

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2.5	Appointment of Attorney

The Purchaser irrevocably appoints the Agent (and its officers) as attorney of the Purchaser (with full power of substitution) to do, make, execute and deliver in the name of and on behalf of the Purchaser all such acts, documents, deeds and things which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement including the endorsement and delivery of the Collateral to the Agent and his transferees. The Agent is empowered to exercise all rights and powers and to perform all acts of ownership with respect to the Collateral to the same extent as the Purchaser might do. This power of attorney is an addition to, and not in substitution for, any stock power of attorney delivered by the Purchaser and such powers of attorney may be relied upon by the Agent severally or in combination. All acts of the attorney are hereby ratified and approved, and the attorney shall not be liable for any act, failure to act or any other matter or thing in connection therewith, except to the extent caused by its own gross negligence or willful misconduct. This appointment and power of substitution, being coupled with an interest, are irrevocable and will not terminate upon the bankruptcy, dissolution, winding up or insolvency of the Purchaser.

2.6	Dealings by Third Parties

(a)

No Person dealing with the Agent, any of the Vendors or an agent or receiver thereof is required to determine (i) whether the Security Interest has become enforceable, (ii) whether the powers which such Person is purporting to exercise have become exercisable, (iii) whether any money remains due to the Agent or the Vendors by the Purchaser, (iv) the necessity or expediency of the stipulations and conditions subject to which any sale, lease or other disposition is made, (v) the propriety or regularity of any sale or other dealing by the Agent, any Vendor or any other Person with the Collateral, or (vi) how any money paid to the Agent, Vendors or agent or receiver has been applied.

(b)

Any purchaser of Collateral from the Agent or the Vendors shall hold the Collateral absolutely, free from any claim or right of any kind whatever, including any equity of redemption, of the Purchaser. The Purchaser waives (to the fullest extent permitted by law) as against any such purchaser, all rights of redemption, stay or appraisal which the Purchaser has or may have under any rule of law or statute now existing or hereafter adopted.

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2.7	Application of Proceeds

Any and all moneys realized by the Agent, whether pursuant to this Agreement or otherwise, may be applied by the Agent to such part of the Obligations as the Agent in its sole discretion determines. The Agent has, at all times and from time to time, the right to change any application so made.

2.8	Purchaser Liable for Deficiency

The Purchaser is liable to the Agent and the Vendors for any deficiency after the proceeds of any sale or other disposition of Collateral are received by the Agent.

Article 3 - General

3.1	Notices

Any notice, consent, waiver or other communication given under this Agreement must be in writing and delivered in accordance with the provisions of the SPA.

3.2	Discharge

The Security Interest will be discharged and this Agreement shall terminate and be of no further force and effect upon, but only upon, full payment and performance of the Obligations. In that connection, the Agent will execute and deliver to the Purchaser such releases and discharges as the Purchaser may reasonably require.

3.3	Amendment

This Agreement may only be amended, supplemented or otherwise modified by written agreement of the Agent and the Purchaser.

3.4	Waivers, etc.

(a)

No consent or waiver by the Agent in connection with this Agreement is binding unless made in writing and signed by the Agent. Any consent or waiver given under this Agreement is effective only in the specific instance and for the specific purpose for which it was given. No waiver of any of the provisions of this Agreement constitutes a waiver of any other provision.

(b)

A failure or delay on the part of the Agent in exercising a right or remedy under this Agreement does not operate as a waiver of, or impair, any rights or remedies of the Agent however arising. A single or partial exercise of a right or remedy on the part of the Agent does not preclude any other or further exercise of that right or remedy or the exercise of any other rights or remedies by the Agent.

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3.5	No Merger

This Agreement does not operate by way of merger of any of the Obligations and no judgment recovered by the Agent or any of the Vendors will operate by way of merger of, or in any way affect, the Security Interest, which is in addition to, and not in substitution for, any other security now or hereafter held by the Agent and the Vendors in respect of the Obligations.

3.6	Further Assurances

The Purchaser will from time to time, whether before or after the Security Interest has become enforceable, do all acts and things and execute and deliver all transfers, assignments and agreements as the Agent may reasonably require for (a) protecting the Collateral, (b) perfecting the Security Interest, (c) obtaining control of the Collateral, (d) exercising all powers, authorities and discretions conferred upon the Agent, and (e) otherwise enabling the Agent to obtain the full benefits of this Agreement and the rights and powers herein granted. The Purchaser will, from time to time after the Security Interest has become enforceable, do all acts and things and execute and deliver all transfers, assignments and agreements as the Agent may require for facilitating the sale or other disposition of the Collateral in connection with its realization.

3.7	Supplemental Security

This Agreement is in addition to, and without prejudice to, all other security now held or which may hereafter be held by the Agent and the Vendors.

3.8	Successors and Assigns

This Agreement is binding upon the Purchaser, its successors and assigns, and inures to the benefit of the Agent and its successors and assigns. All rights of the Agent are assignable without any requirement of consent on the part of the Purchaser and in any action brought by an assignee to enforce any such right, the Purchaser will not assert against the assignee any claim or defense which the Purchaser now has or hereafter may have against the Agent or any of the Vendors. The Purchaser may not assign, transfer or delegate any of its rights, duties or obligations under this Agreement without the prior written consent of the Agent.

3.9	Headings, etc.

The division of this Agreement into articles and sections and the insertion of headings are for convenient reference only and are not to affect or be used in the construction or interpretation of this Agreement.

3.10	Gender and Number

Any reference in this Agreement to gender includes all genders and words importing the singular include the plural and vice versa.

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3.11	Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions will continue in full force and effect, without amendment or limitation.

3.12	Governing Law and Submission to Jurisdiction

(a)

This Agreement is governed by and is to be interpreted, construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without regard to conflict of law principles.

(b)

The Purchaser irrevocably and unconditionally (i) submits and attorns to the non-exclusive jurisdiction of the courts of Ontario, (ii) agrees that all claims in respect of any suit, action or proceeding may be heard and determined in such court, (iii) waives, to the fullest extent permitted by law, any objection which it may have based upon doctrines of venue or forum incoveniens.

3.13	Counterparts

This Agreement may be executed in any number of separate counterparts (including by facsimile or other electronic means) and all such signed counterparts will together constitute one and the same agreement. To evidence its execution of an original counterpart of this Agreement, a party may send a copy of its original signature on the execution page hereof to the other parties by facsimile or other means of recorded electronic transmission and such transmission with an acknowledgement of receipt shall constitute delivery of an executed copy of this Agreement to the receiving party.

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IN WITNESS WHEREOF the Purchaser and the Agent have executed and delivered this Agreement.

E-WORLD CANADA HOLDING, INC.

	By:	/s/ Ding Hua Wang
Ding Hua Wang, President and Chairman

____________________________________		/s/ Guo Yin Xie
Witness		GUO YIN (WYNN) XIE

Name: _______________________________

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